As filed with the Securities and Exchange Commission on February 10, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GoHealth, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	85-0563805
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

214 West Huron St., Chicago, Illinois 60654

(Address of Principal Executive Offices) (ZIP Code)

GOHEALTH, INC. 2020 INCENTIVE AWARD PLAN

GOHEALTH, INC. 2020 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

BRADLEY BURD, ESQ.

GENERAL COUNSEL

GOHEALTH, INC.

214 WEST HURON ST.

CHICAGO, ILLINOIS 60654

(Name and address of agent for service)

(312) 386-8200

(Telephone number, including area code, of agent for service)

Copies to:

BRIAN FARLEY, ESQ.

Chief Legal Officer and Corporate Secretary

GoHealth, Inc.

214 West Huron St.

CHICAGO, Illinois 60654

IAN D. SCHUMAN, ESQ.

STELIOS G. SAFFOS, ESQ.

RYAN K. DEFORD, ESQ.

LATHAM & WATKINS LLP

885 Third Avenue

NEW YORK, New York 10022-4834

(212) 906-1200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Class A Common Stock, $0.0001 par value per share 2020 Incentive Award Plan	4,209,773 (2)	$14.21 (4)	$59,820,874.33	$6,526.46
2020 Employee Stock Purchase Plan	841,955 (3)	$14.21 (4)	$11,964,180.55	$1,305.29
Total	5,051,728	—	$71,785,054.88	$7,831.75

(1)

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Class A Common Stock, par value $0.0001 per share (“Common Stock”), of GoHealth, Inc. (the “Company”) that become issuable under the Company’s 2020 Incentive Award Plan (the “2020 Plan”) and the Company’s 2020 Employee Stock Purchase Plan (the “2020 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(2)	Represents 4,209,773 additional shares of the Company’s Common Stock that became available for issuance on January 1, 2021 under the 2020 Plan, pursuant to the terms of the 2020 Plan.
(3)	Represents 841,955 additional shares of the Company’s Common Stock that became available for issuance on January 1, 2021 under the 2020 ESPP, pursuant to the terms of the 2020 ESPP.
(4)

This estimate is made pursuant to Rule 457(c) and Rule 457(h) of the Securities Act solely for purposes of calculating the registration fee. The Proposed Maximum Offering Price Per Share for shares available for future grant is the average of the high and low prices for the registrant’s Common Stock as reported on The Nasdaq Global Select Market on February 8, 2021, which is $14.21.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed with the Securities and Exchange Commission (the “Commission”) for the purpose of registering an additional 5,051,728 shares of the Company’s Common Stock issuable under the following employee benefit plans for which registration statement of the Company on Form S-8 (File No. 333-239879) is effective: (i) the 2020 Plan, which, as a result of the operation of an automatic annual increase provision therein, added 4,209,773 shares of Common Stock, and (ii) the 2020 ESPP, which, as a result of the operation of an automatic annual increase provision therein, added 841,955 shares of Common Stock.

Incorporation of Documents by Reference.

Pursuant to Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 filed with the Commission on July 15, 2020 (File No. 333-239879) is incorporated by reference herein; except for Item 8 which is being updated by this Registration Statement.

Item 8. Exhibits.

The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this Registration Statement. See Exhibit Index below.

EXHIBIT INDEX

Exhibit Number	Exhibit Index

4.1	Amended and Restated Certificate of Incorporation of GoHealth, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q (File No. 001-39390), filed on August 20, 2020 with the Commission)

4.2	Amended and Restated Bylaws of GoHealth, Inc. (incorporated by reference to Exhibit 3.2 to the Quarterly Report on Form 10-Q (File No. 001-39390), filed on August 20, 2020 with the Commission)

5.1*	Opinion of Latham & Watkins LLP

23.1*	Consent of Ernst & Young LLP as to GoHealth, Inc.

23.2*	Consent of Ernst & Young LLP as to GoHealth Holdings, LLC.

23.3*	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page hereto)

99.1	GoHealth, Inc. 2020 Incentive Award Plan (incorporated by reference to Exhibit 10.6 to the Company’s Registration Statement (File No. 333-239287), filed on July 8, 2020 with the Commission).

99.2	Incentive Award Plan Form of Stock Option Award Grant Notice and Stock Option Agreement (incorporated by reference to Exhibit 10.19 to the Company’s Registration Statement (File No. 333-239287), filed on July 8, 2020 with the Commission).

99.3	Incentive Award Plan Form of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Agreement (incorporated by reference to Exhibit 10.20 to the Company’s Registration Statement (File No. 333-239287), filed on July 8, 2020 with the Commission).

99.4	GoHealth, Inc. 2020 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.7 to the Company’s Registration Statement (File No. 333-239287), filed on July 8, 2020 with the Commission).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on February 10, 2021.

GOHEALTH, INC.

By	/s/ Travis J. Matthiesen
Travis J. Matthiesen
Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of GoHealth, Inc. hereby constitutes and appoints Clinton P. Jones and Travis J. Matthiesen, and each of them any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, each acting alone, or such person’s substitute or substitutes, lawfully may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Clinton P. Jones	Chief Executive Officer and Director (Principal Executive Officer)	February 10, 2021
Clinton P. Jones

/s/ Travis J. Matthiesen	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 10, 2021
Travis J. Matthiesen

/s/ Brandon M. Cruz	Director	February 10, 2021
Brandon M. Cruz

/s/ Rahm Emanuel	Director	February 10, 2021
Rahm Emanuel

/s/ Joseph G. Flanagan	Director	February 10, 2021
Joseph G. Flanagan

/s/ Helene D. Gayle	Director	February 10, 2021
Helene D. Gayle

/s/ Jeremy W. Gelber	Director	February 10, 2021
Jeremy W. Gelber

/s/ Anita V. Pramoda	Director	February 10, 2021
Anita V. Pramoda

/s/ Miriam A. Tawil	Director	February 10, 2021
Miriam A. Tawil

/s/ Alexander E. Timm	Director	February 10, 2021
Alexander E. Timm